Free Writing Prospectus	Filed Pursuant to Rule 433
(To the prospectus dated April 4, 2011, as supplemented by	Registration Statement No. 333-173299
the prospectus supplement dated June 18, 2012)	September 6, 2012

Zions Direct Auctions - Results 9/6/12 11:36 AM

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ZIONS BANCORPORATION

Results

Zions Bancorporation Senior Note / 3 Year Corporates

Non-redeemable prior to September 15, 2013, then callable at par on interest payment dates thereafter. | BBB- (S&P); BBB- (Fitch); and BBB(low) (DBRS).

Notice: The auction has been extended until 9/6/2012 1:33:04 PM EDT.

Auction Status:	CLOSED
Auction Start:	8/27/2012 3:00 PM EDT
Auction End:	9/6/2012 1:33 PM EDT
Last Update:	9/6/2012 1:35:43 PM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	3.500%
Maturity Date:	9/15/2015

Offering Documents

▶ Auction Details

Bids

Final Market-Clearing Yield*: 3.387% **Final Market-Clearing Price:** 100.105000

Bidder	Units	Price ▼	Yield	Timestamp	Awarded	Principal	Accrued Interest	Amount Due
#31867	2,000	101.000000	2.488%	9/6/2012 1:19:42 PM	2,000 units	$ 2,002,100.00	$ 6,611.11	$ 2,008,711.11
#28702	100	101.000000	2.488%	9/6/2012 1:21:32 PM	100 units	$ 100,105.00	$ 330.56	$ 100,435.56
#27755	20	100.987912	2.500%	8/31/2012 11:21:41 AM	20 units	$ 20,021.00	$ 66.11	$ 20,087.11
#27791	5	100.987912	2.500%	8/31/2012 11:33:22 AM	5 units	$ 5,005.25	$ 16.53	$ 5,021.78
#31832	5	100.738012	2.750%	8/29/2012 2:31:59 PM	5 units	$ 5,005.25	$ 16.53	$ 5,021.78
#19894	4	100.589512	2.899%	9/6/2012 11:21:55 AM	4 units	$ 4,004.20	$ 13.22	$ 4,017.42
#31828	10	100.588516	2.900%	8/29/2012 2:29:06 PM	10 units	$ 10,010.50	$ 33.06	$ 10,043.56
#31833	20	100.588516	2.900%	8/29/2012 2:33:29 PM	20 units	$ 20,021.00	$ 66.11	$ 20,087.11
#31836	5	100.588516	2.900%	8/29/2012 2:35:50 PM	5 units	$ 5,005.25	$ 16.53	$ 5,021.78
#31837	5	100.588516	2.900%	8/29/2012 2:36:37 PM	5 units	$ 5,005.25	$ 16.53	$ 5,021.78
#31843	10	100.588516	2.900%	8/29/2012 6:24:18 PM	10 units	$ 10,010.50	$ 33.06	$ 10,043.56
#31845	4	100.588516	2.900%	8/29/2012 6:37:07 PM	4 units	$ 4,004.20	$ 13.22	$ 4,017.42
#29857	1,000	100.500000	2.989%	9/5/2012 11:18:20 AM	1,000 units	$ 1,001,050.00	$ 3,305.56	$ 1,004,355.56
#28214	800	100.500000	2.989%	9/6/2012 1:29:34 PM	800 units	$ 800,840.00	$ 2,644.44	$ 803,484.44
#31805	50	100.498979	2.990%	8/28/2012 5:11:32 PM	50 units	$ 50,052.50	$ 165.28	$ 50,217.78
#31806	30	100.498979	2.990%	8/28/2012 5:12:15 PM	30 units	$ 30,031.50	$ 99.17	$ 30,130.67
#8671	5	100.498979	2.990%	8/30/2012 2:56:30 PM	5 units	$ 5,005.25	$ 16.53	$ 5,021.78
#31864	25	100.498979	2.990%	9/4/2012 6:02:59 PM	25 units	$ 25,026.25	$ 82.64	$ 25,108.89

https://www.auctions.zionsdirect.com/auction/6751/results Page 1 of 3

Zions Direct Auctions - Results 9/6/12 11:36 AM

#31877	2	100.498979	2.990%	9/6/2012 11:53:25 AM	2 units	$ 2,002.10	$ 6.61	$ 2,008.71
#31878	1	100.498979	2.990%	9/6/2012 11:54:01 AM	1 unit	$ 1,001.05	$ 3.31	$ 1,004.36
#31879	2	100.498979	2.990%	9/6/2012 11:54:37 AM	2 units	$ 2,002.10	$ 6.61	$ 2,008.71
#31418	50	100.490032	2.999%	9/6/2012 12:32:53 PM	50 units	$ 50,052.50	$ 165.28	$ 50,217.78
#31829	5	100.489037	3.000%	8/29/2012 2:29:42 PM	5 units	$ 5,005.25	$ 16.53	$ 5,021.78
#31830	10	100.489037	3.000%	8/29/2012 2:30:41 PM	10 units	$ 10,010.50	$ 33.06	$ 10,043.56
#31831	10	100.489037	3.000%	8/29/2012 2:31:20 PM	10 units	$ 10,010.50	$ 33.06	$ 10,043.56
#31834	5	100.489037	3.000%	8/29/2012 2:34:11 PM	5 units	$ 5,005.25	$ 16.53	$ 5,021.78
#31835	5	100.489037	3.000%	8/29/2012 2:34:59 PM	5 units	$ 5,005.25	$ 16.53	$ 5,021.78
#31838	10	100.489037	3.000%	8/29/2012 5:31:19 PM	10 units	$ 10,010.50	$ 33.06	$ 10,043.56
#31840	4	100.489037	3.000%	8/29/2012 5:38:33 PM	4 units	$ 4,004.20	$ 13.22	$ 4,017.42
#31841	5	100.489037	3.000%	8/29/2012 5:39:17 PM	5 units	$ 5,005.25	$ 16.53	$ 5,021.78
#31842	5	100.489037	3.000%	8/29/2012 5:39:54 PM	5 units	$ 5,005.25	$ 16.53	$ 5,021.78
#31844	4	100.489037	3.000%	8/29/2012 6:25:04 PM	4 units	$ 4,004.20	$ 13.22	$ 4,017.42
#31846	5	100.489037	3.000%	8/29/2012 6:37:55 PM	5 units	$ 5,005.25	$ 16.53	$ 5,021.78
#31847	20	100.489037	3.000%	8/29/2012 6:38:46 PM	20 units	$ 20,021.00	$ 66.11	$ 20,087.11
#11488	5	100.489037	3.000%	9/1/2012 3:46:53 PM	5 units	$ 5,005.25	$ 16.53	$ 5,021.78
#26699	20	100.489037	3.000%	9/3/2012 5:58:21 PM	20 units	$ 20,021.00	$ 66.11	$ 20,087.11
#31870	50	100.489037	3.000%	9/6/2012 10:34:24 AM	50 units	$ 50,052.50	$ 165.28	$ 50,217.78
#31871	50	100.489037	3.000%	9/6/2012 10:35:36 AM	50 units	$ 50,052.50	$ 165.28	$ 50,217.78
#31872	25	100.489037	3.000%	9/6/2012 10:36:11 AM	25 units	$ 25,026.25	$ 82.64	$ 25,108.89
#31873	30	100.489037	3.000%	9/6/2012 10:36:46 AM	30 units	$ 30,031.50	$ 99.17	$ 30,130.67
#31874	40	100.489037	3.000%	9/6/2012 10:37:37 AM	40 units	$ 40,042.00	$ 132.22	$ 40,174.22
#31875	10	100.489037	3.000%	9/6/2012 10:52:24 AM	10 units	$ 10,010.50	$ 33.06	$ 10,043.56
#31880	50	100.489037	3.000%	9/6/2012 12:12:22 PM	50 units	$ 50,052.50	$ 165.28	$ 50,217.78
#30297	150	100.400000	3.090%	8/27/2012 4:55:42 PM	150 units	$ 150,157.50	$ 495.83	$ 150,653.33
#24582	10	100.340096	3.150%	9/6/2012 12:40:52 PM	10 units	$ 10,010.50	$ 33.06	$ 10,043.56
#29772	500	100.310000	3.180%	9/6/2012 1:21:24 PM	500 units	$ 500,525.00	$ 1,652.78	$ 502,177.78
#29859	500	100.300000	3.190%	9/6/2012 1:27:36 PM	500 units	$ 500,525.00	$ 1,652.78	$ 502,177.78
#31839	10	100.290522	3.200%	8/29/2012 5:32:15 PM	10 units	$ 10,010.50	$ 33.06	$ 10,043.56
#31811	60	100.290522	3.200%	9/6/2012 10:58:15 AM	60 units	$ 60,063.00	$ 198.33	$ 60,261.33
#23436	500	100.287000	3.204%	9/6/2012 1:30:38 PM	500 units	$ 500,525.00	$ 1,652.78	$ 502,177.78
				Auction Totals:	**14,000 units**	**$ 14,014,700.00**	**$ 46,277.89**	**$ 14,060,977.89**

https://www.auctions.zionsdirect.com/auction/6751/results Page 2 of 3

Zions Direct Auctions - Results 9/6/12 11:36 AM

Page 1 of 3

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank Colorado, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works®

Secured by Entrust SSL Verify

ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/6751/results Page 3 of 3

Zions Direct Auctions - Results 9/6/12 11:36 AM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT® Auctions

OPEN ACCOUNT LOGOUT

1.800.524.8875

AUCTIONS DIRECTORY ▼ ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT

ZDTEST :: HOME :: AUCTION #6751

ZIONS BANCORPORATION

Results

Zions Bancorporation Senior Note / 3 Year Corporates

Non-redeemable prior to September 15, 2013, then callable at par on interest payment dates thereafter. | BBB- (S&P); BBB- (Fitch); and BBB(low) (DBRS).

Notice: The auction has been extended until 9/6/2012 1:33:04 PM EDT.

Auction Status:	CLOSED
Auction Start:	8/27/2012 3:00 PM EDT
Auction End:	9/6/2012 1:33 PM EDT
Last Update:	9/6/2012 1:36:12 PM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	3.500%
Maturity Date:	9/15/2015

Offering Documents

▶ Auction Details

Bids

Final Market-Clearing Yield*: 3.387% Final Market-Clearing Price: 100.105000

Bidder	Units	Price ▼	Yield	Timestamp	Awarded	Principal	Accrued Interest	Amount Due
#30297	250	100.270000	3.221%	8/27/2012 4:55:42 PM	250 units	$ 250,262.50	$ 826.39	$ 251,088.89
#29772	500	100.260000	3.231%	9/6/2012 12:05:13 PM	500 units	$ 500,525.00	$ 1,652.78	$ 502,177.78
#17916	2,000	100.260000	3.231%	9/6/2012 1:26:44 PM	2,000 units	$ 2,002,100.00	$ 6,611.11	$ 2,008,711.11
#12466	5	100.250889	3.240%	9/6/2012 12:42:52 PM	5 units	$ 5,005.25	$ 16.53	$ 5,021.78
#28702	250	100.250000	3.241%	9/6/2012 1:21:51 PM	250 units	$ 250,262.50	$ 826.39	$ 251,088.89
#31807	25	100.240985	3.250%	8/31/2012 3:26:29 PM	25 units	$ 25,026.25	$ 82.64	$ 25,108.89
#31808	25	100.240985	3.250%	8/31/2012 3:37:42 PM	25 units	$ 25,026.25	$ 82.64	$ 25,108.89
#23436	500	100.200000	3.291%	9/6/2012 1:30:38 PM	500 units	$ 500,525.00	$ 1,652.78	$ 502,177.78
#23436	500	100.200000	3.291%	9/6/2012 1:30:38 PM	500 units	$ 500,525.00	$ 1,652.78	$ 502,177.78
#30297	250	100.200000	3.291%	9/6/2012 1:30:47 PM	250 units	$ 250,262.50	$ 826.39	$ 251,088.89
#31439	30	100.191485	3.300%	9/6/2012 1:25:16 PM	30 units	$ 30,031.50	$ 99.17	$ 30,130.67
#20935	5	100.191485	3.300%	9/6/2012 1:30:20 PM	5 units	$ 5,005.25	$ 16.53	$ 5,021.78
#28695	100	100.191485	3.300%	9/6/2012 1:30:27 PM	100 units	$ 100,105.00	$ 330.56	$ 100,435.56
#31867	2,000	100.150000	3.342%	9/6/2012 1:28:26 PM	2,000 units	$ 2,002,100.00	$ 6,611.11	$ 2,008,711.11
#22580	1	100.125001	3.367%	9/6/2012 12:20:32 PM	1 unit	$ 1,001.05	$ 3.31	$ 1,004.36
#30379	50	100.112361	3.380%	9/6/2012 1:30:03 PM	50 units	$ 50,052.50	$ 165.28	$ 50,217.78
#31876	10	100.112361	3.380%	9/6/2012 1:31:04 PM	10 units	$ 10,010.50	$ 33.06	$ 10,043.56
#27514	250	100.105000	3.387%	9/6/2012 1:30:13 PM	250 units	$ 250,262.50	$ 826.39	$ 251,088.89

https://www.auctions.zionsdirect.com/auction/6751/results?sort=price&sort_direction=desc&page=2 Page 1 of 3

Zions Direct Auctions - Results 9/6/12 11:36 AM

#27514	250	100.105000	3.387%	9/6/2012 1:30:13 PM	250 units	$ 250,262.50	$ 826.39	$ 251,088.89
#27514	500	100.105000	3.387%	9/6/2012 1:30:13 PM	500 units	$ 500,525.00	$ 1,652.78	$ 502,177.78
#27514	250	100.105000	3.387%	9/6/2012 1:30:13 PM	248 units	$ 248,260.40	$ 819.78	$ 249,080.18
#31751	300	100.100000	3.393%	8/29/2012 2:44:02 PM			Rejected: Price	
#31750	250	100.100000	3.393%	8/29/2012 2:48:33 PM			Rejected: Price	
#31749	150	100.100000	3.393%	8/29/2012 3:31:04 PM			Rejected: Price	
#31748	22	100.100000	3.393%	8/29/2012 3:37:25 PM			Rejected: Price	
#31747	34	100.100000	3.393%	8/30/2012 12:54:44 PM			Rejected: Price	
#31745	250	100.100000	3.393%	8/30/2012 1:04:47 PM			Rejected: Price	
#31746	200	100.100000	3.393%	8/30/2012 2:09:01 PM			Rejected: Price	
#31826	200	100.100000	3.393%	8/30/2012 2:12:51 PM			Rejected: Price	
#31825	30	100.100000	3.393%	8/30/2012 3:43:09 PM			Rejected: Price	
#31824	31	100.100000	3.393%	8/30/2012 3:48:44 PM			Rejected: Price	
#31823	200	100.100000	3.393%	8/30/2012 4:04:32 PM			Rejected: Price	
#31822	100	100.100000	3.393%	8/30/2012 5:37:07 PM			Rejected: Price	
#31821	200	100.100000	3.393%	9/4/2012 6:00:36 PM			Rejected: Price	
#31820	25	100.100000	3.393%	9/4/2012 6:45:54 PM			Rejected: Price	
#31819	100	100.100000	3.393%	9/5/2012 4:34:48 PM			Rejected: Price	
#30297	250	100.100000	3.393%	9/6/2012 10:45:15 AM			Rejected: Price	
#28695	100	100.092594	3.400%	9/6/2012 1:29:47 PM			Rejected: Price	
#29773	3,500	100.070000	3.423%	9/6/2012 1:29:49 PM			Rejected: Price	
#31809	250	100.053079	3.440%	9/6/2012 11:53:16 AM			Rejected: Price	
#31688	200	100.043204	3.450%	9/6/2012 12:33:15 PM			Rejected: Price	
#31876	10	100.033330	3.460%	9/6/2012 1:26:30 PM			Rejected: Price	
#31876	10	100.013587	3.480%	9/6/2012 1:20:23 PM			Rejected: Price	
#21860	6	100.000757	3.493%	9/6/2012 11:20:23 AM			Rejected: Price	
#29772	500	100.000000	3.494%	9/4/2012 1:19:10 PM			Rejected: Price	
#28702	500	100.000000	3.494%	9/5/2012 11:16:33 AM			Rejected: Price	
#31866	5	100.000000	3.494%	9/5/2012 11:30:15 AM			Rejected: Price	
#31438	5	100.000000	3.494%	9/5/2012 3:44:01 PM			Rejected: Price	
#31867	2,000	100.000000	3.494%	9/6/2012 10:39:13 AM			Rejected: Price	
#28519	10	100.000000	3.494%	9/6/2012 11:53:49 AM			Rejected: Price	
				Auction Totals:	**14,000 units**	**$ 14,014,700.00**	**$ 46,277.89**	**$ 14,060,977.89**

https://www.auctions.zionsdirect.com/auction/6751/results?sort=price&sort_direction=desc&page=2 Page 2 of 3

Zions Direct Auctions - Results 9/6/12 11:36 AM

Page 2 of 3

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank Colorado, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works®

Secured by Entrust SSL Verify

ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/6751/results?sort=price&sort_direction=desc&page=2 Page 3 of 3